EXHIBIT 31.4

CERTIFICATIONS

Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Megan A. Walke, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended September 30, 2025 of Hillenbrand, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 28, 2026

/s/ Megan A. Walke
Megan A. Walke
Interim Chief Financial Officer, Vice President, Corporate Controller and Chief Accounting Officer